Exhibit 10.2

PROMISSORY NOTE
(this “Note”)

$22,000,000.00	Houston, Texas	Effective November 18, 2011

On the date set forth above, for value received, LUCAS ENERGY, INC., a Nevada corporation (“Borrower”) unconditionally promises to pay to the order of NORDIC OIL USA 1, LLLP, a Delaware limited liability partnership, (“Lender”) as provided for in that certain Purchase and Sale Agreement dated the 13th day of October, 2011, between Borrower and Lender (the “Agreement”), (i) the principal amount of TWENTY-TWO MILLION AND NO/100 DOLLARS ($22,000,000.00) and (ii) interest on the principal balance remaining unpaid from the date of this Note until maturity at a rate of interest equal to six percent (6%).  All past due principal hereof and interest thereon shall bear interest from the maturity as such principal and interest at the rate of six percent (6%) per annum until paid.  All payments of both principal and interest shall be payable to Lender in Las Vegas, Nevada, or such other place as Lender may designate in writing.

The principal of this Note and all accrued interest is payable on, or before, November 17, 2012.  Any such payment shall be applied first to accrued interest and the balance to principal.

Borrower may prepay at any time in whole, or from time to time in part, and without any premium or penalty therefore, principal amount hereof then remaining unpaid together with all accrued interest payable thereon and from the date of such payment interest shall cease to run on such part or all of the principal amount hereof as shall be so prepaid.  Any such prepayment hereunder shall be applied first to accrued interest and the balance to principal, but no part prepayment shall, until this Note is fully paid and satisfied, affect the obligations to continue to pay the regular installments required hereunder until the entire indebtedness has been paid.

This Note is secured by the Mortgage, as defined in the Purchase and Sale Agreement.  This Note has been executed and delivered in accordance with the terms and provisions of the Purchase and Sale Agreement.

Should Borrower fail to pay this Note, or any installment hereof, whether principal or interest, when due or shall fail to fully perform and carry out all of Borrower’s agreements and undertakings as set forth in the Mortgage securing payment hereof, or in any other instrument executed by Borrower relating to this Note, then the owner and holder hereof may, without demand, notice or presentment, all of which are hereby severally waived by Borrower, and by any and all sureties, guarantors and endorsors of this Note, accelerate the maturity of this Note in which event the entire unpaid balance of the principal hereof, together with all accrued but unpaid interest thereon, shall be at once due and payable.

Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

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It is expressly agreed and understood that time is of the essence of this agreement.  If default shall be made in the payment of principal or interest on this Note, as the same becomes due and payable, or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in any instrument or document given to secure this Note or relating to this Note, or should Borrower become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy or should a receiver any of the property of Borrower be appointed, or should involuntary bankruptcy proceedings be filed or threatened against Borrower, then in any of such events, Lender or any other holder hereof may, at its option, and without notice, declare the entirety of this Note and any other note or notes executed by Borrower and held by Lender or any other holder hereof, together with all accrued but unpaid interest hereof and thereon, immediately due and payable and to foreclose all liens securing payment of same.  Failure to exercise this option shall not constitute a waiver on the part of Lender or any other holder hereof of the right to exercise said option at any other time.  In the event of any default by Borrower which is not timely cured, Lender’s sole recourse under this Note shall be against the Mortgaged Property in accordance with the herein-described Deed of Trust.

If this Note is not paid at maturity, however such maturity may be brought about, and same is placed in the hands of an attorney for collection, or if collected by suit or through bankruptcy, probate, receivership or other legal or judicial proceedings, the Borrower hereof agrees to pay an additional amount of ten percent (10%) upon the principal and interest hereof then owing as costs of collection and attorney’s fees, or such greater amount as may be reasonable.

Without being limited thereto or hereby, this Note is secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Production of even date herewith executed in favor of the Trustee named therein for the use and benefit of Lender (the “Deed of Trust”), conveying unto said Trustee certain interests in and to the oil, gas and other minerals produced from certain lands situated in Gonzales, Karnes and Wilson Counties, State of Texas (the “Mortgaged Property”).  The Deed of Trust contains provisions which allows partial releases of the liens and security interests created by the Deed of Trust on oil, gas and mineral leases and the premises covered thereby described in the Purchase and Sale Agreement of even date herewith by and between Nordic Oil USA 1, LLLP, as seller, and Lucas Energy, Inc., as buyer, wherein the value of the Leases and Lands (as defined therein) is set forth.

Executed effective on the date first set forth above.

LUCAS ENERGY, INC.

By: /s/ William A. Sawyer
William A. Sawyer,
President & CEO

LEI Nordic PROMISSORY NOTE  2011-11-18.Doc